EXHIBIT 99.1

Crown Equity Holdings, Inc. Announces Resignation of One Board Member and Officer

LAS VEGAS, NV / CRWE PRESS RELEASE / January 10, 2025 – Crown Equity Holdings, Inc. (OTC PINK: CRWE) announced today that effective immediately, the Company has accepted the resignation of its Board Member and Marketing/Merger and Acquisition Officer, Jamie Hadfield.

Ms. Hadfield is leaving the Company to pursue new opportunities.

Crown Equity Holdings, Inc. President, Mike Zaman stated, "I would like to thank Ms. Hadfield for her services and wish her success in her future endeavors.”

The Board will reduce from six (6) to five (5) members.

About Crown Equity Holdings, Inc.

Crown Equity Holdings, Inc. is a vertically integrated, global media company which provides powerful solutions to enhance worldwide visibility and universal relevance, enabling companies to achieve accelerated growth and rapid results that spans all the stages of a company 's life cycles. Additionally, Crown Equity Holdings, Inc. is developing its CRWE WORLD (www.crweworld.com) and related digital properties into a global online community which will launch, manage, and own select businesses and projects. For more information regarding Crown Equity Holdings, Inc., please visit  https://crownequityholdings.com

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development-stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission.

Contact:

Mike Zaman, President/CEO

702-683-8946

info@crownequityholdings.com

SOURCE: Crown Equity Holdings Inc.